Exhibit 99.2

Best Buy Co., Inc.

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined statements of earnings for the year ended February 26, 2000, and the nine months ended November 25, 2000, combine the historical consolidated income statement information of Best Buy Co., Inc. (Best Buy) and Musicland Stores Corporation and Subsidiaries (Musicland) and present pro forma financial results as if the acquisition of Musicland by Best Buy had been consummated at the beginning of the periods presented.  The unaudited pro forma combined condensed balance sheet as of November 25, 2000, combines the historical consolidated balance sheet information of Best Buy and Musicland and presents the pro forma financial position as if the acquisition had been consummated on November 25, 2000.  The transaction is being accounted for under the purchase method of accounting after giving effect to the pro forma adjustments described in the accompanying notes.

The approximate $425 million purchase price for Musicland, excluding the assumption of debt, has been allocated on a preliminary basis using information currently available. The allocation of the purchase price to the assets and liabilities acquired is expected to be finalized by the end of fiscal 2002.  Adjustments to the preliminary purchase price may occur as a result of obtaining more information regarding asset valuations, liabilities assumed and revisions of preliminary estimates of fair values made at the date of purchase.  The Company is continuing to evaluate how the acquired operations will be integrated into the Company’s overall business strategy.

The unaudited pro forma financial information has been prepared by management and adjusts the historical statements of earnings and balance sheet for the effect of costs, expenses, assets and liabilities which might have been incurred or assumed had the acquisition been effected on the dates indicated.  The unaudited pro forma financial information is provided for information purposes only and does not purport to be indicative of the future results or financial position of the combined companies.  This information should be read in conjunction with the consolidated financial statements and notes thereto included in Best Buy’s Form 10-K for the year ended February 26, 2000, and for Musicland in this Form 8-K/A.

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
BEST BUY CO., INC. AND MUSICLAND STORES CORPORATION AND SUBSIDIARIES
FOR THE YEAR ENDED FEBRUARY 26, 2000

 $ in thousands, except per share amounts

	BEST BUY	MUSICLAND(E)	PRO FORMA ADJUSTMENTS INCREASE/ (DECREASE)		PRO FORMA COMBINED
Revenues	$12,494,023	$1,891,828	$ -		$14,385,851

Cost of goods sold	10,100,594	1,200,993	-		11,301,587

Gross profit	2,393,429	690,835	-		3,084,264

Selling, general and administrative expenses	1,854,170	584,794	15,906 1,800	(A) (B)	2,456,670

Operating income	539,259	106,041	(17,706)		627,594

Net interest expense (income)	(23,311)	22,661	19,171	(C)	18,521

Earnings before income tax expense	562,570	83,380	(36,877)		609,073

Income tax expense	215,500	25,000	(2,352)	(D)	238,148

Net earnings	$347,070	$58,380	$(34,525)		$370,925

Basic earnings per share	$1.70				$1.82

Diluted earnings per share	$1.63				$1.74

Basic weighted average common shares outstanding (000s)	204,194				204,194

Diluted weighted average common shares outstanding (000s)	212,580				212,580

(A)	To record amortization of goodwill based on a 20-year life. The amortization was based on the preliminary allocation of the purchase price as of the actual date of purchase, January 31, 2001. This resulted in goodwill of $318,121. The purchase price allocation is subject to adjustment pending a final assessment of the assets acquired and the liabilities assumed.

(B)	To record the net effect of straight-line rent and pension expense adjustments.
(C)	To record lost interest income on the cash used to finance the acquisition at a 4.8% interest rate, net of the amortization of the premium assigned to the value of the debt assumed.
(D)	To record the tax effect using a 39.1% estimated effective tax rate. The estimated effective tax rate is not necessarily indicative of the future effective tax rate of the combined companies.
(E)	Musicland’s calendar year ended December 31, 1999.

UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
BEST BUY CO., INC. AND MUSICLAND STORES CORPORATION AND SUBSIDIARIES
FOR THE NINE MONTHS ENDED NOVEMBER 25, 2000

 $ in thousands, except per share amounts

	Unaudited	Unaudited	PRO FORMA ADJUSTMENTS INCREASE/		PRO FORMA
	BEST BUY	MUSICLAND(E)	(DECREASE)		COMBINED
Revenues	$9,864,969	$1,207,700	$ -		$11,072,669

Cost of goods sold	7,921,590	749,712	-		8,671,302

Gross profit	1,943,379	457,988	-		2,401,367

Selling, general and administrative expenses	1,634,498	437,351	11,930 1,350	(A) (B)	2,085,129

Operating income	308,881	20,637	(13,280)		316,238

Net interest expense (income)	(25,188)	14,374	15,332	(C)	4,518

Earnings before income tax expense	334,069	6,263	(28,612)		311,720

Income tax expense	127,900	2,443	(8,460)	(D)	121,883

Net earnings	$206,169	$3,820	$(20,152)		$189,837

Basic earnings per share	$1.00				$0.92

Diluted earnings per share	$0.97				$0.89

Basic weighted average common shares outstanding (000s)	206,277				206,277

Diluted weighted average common shares outstanding (000s)	212,688				212,688

(A)	To record amortization of goodwill based on a 20-year life. The amortization was based on the preliminary allocation of the purchase price as of the actual date of purchase, January 31, 2001. This resulted in goodwill of $318,121. The purchase price allocation is subject to adjustment pending a final assessment of the assets acquired and the liabilities assumed.

(B)	To record the net effect of straight-line rent and pension expense adjustments.
(C)	To record lost interest income on the cash used to finance the acquisition at a 5.1% interest rate, net of the amortization of the premium assigned to the value of the debt assumed.
(D)	To record the tax effect using a 39.1% estimated effective tax rate. The estimated effective tax rate is not necessarily indicative of the future effective tax rate of the combined companies.
(E)	Musicland’s nine-month period ended September 30, 2000.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
BEST BUY CO., INC. AND MUSICLAND STORES CORPORATION AND SUBSIDIARIES
NOVEMBER 25, 2000

$ in thousands

	Unaudited BEST BUY		PRO FORMA ADJUSTMENTS INCREASE/ (DECREASE)		PRO FORMA COMBINED
		MUSICLAND(C)
Assets
Current Assets
Cash and cash equivalents	$728,796	$255,742	$(423,865)	(A)	$560,673
Short-term investments	-	60,182	-		60,182
Receivables	427,113	-	-		427,113
Recoverable costs from developed properties	110,854	-	-		110,854
Merchandise inventories	2,327,798	451,421	(25,474)	(B)	2,753,745
Other current assets	58,139	40,664	15,489	(B)	114,292
Total current assets	3,652,700	808,009	(433,850)		4,026,859

Investment in Musicland	-	-	425,130	(A)	-
			(425,130)	(B)
Net Property and Equipment	1,049,801	261,198	(9,912)	(B)	1,301,087

Goodwill	-	-	331,561	(B)	331,561

Other Assets	79,463	22,609	403	(B)	102,475

Total Assets	$4,781,964	$1,091,816	$(111,798)		$5,761,982

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,483,262	$480,372			$2,963,634
Other current liabilities	531,930	184,761	21,500	(B)	738,191
Total current liabilities	3,015,192	665,133	21,500		3,701,825

Long-Term Liabilities	119,921	34,922	(13,964)	(B)	140,879

Long-Term Debt	20,948	258,538	12,624	(B)	292,110

Shareholders’ Equity
Common stock, at par	20,776	367	(367)	(B)	20,776
Additional paid-in capital	570,501	262,573	(262,573)	(B)	571,766
			1,265	(A)
Retained earnings (deficit)	1,034,626	(87,857)	87,857	(B)	1,034,626
Other	-	(41,860)	41,860	(B)	-
Total shareholders’ equity	1,625,903	133,223	(131,958)		1,627,168

Total Liabilities and Shareholders’ Equity	$4,781,964	$1,091,816	$(111,798)		$5,761,982

(A)	To establish investment in Musicland and give effect to the cash and options assumed that were used to finance the acquisition.
(B)	To eliminate investment in Musicland and record goodwill based upon the purchase price less fair value of assets acquired and liabilities assumed. The goodwill is based on the preliminary allocation of purchase price and is subject to change. Included in the pro forma balance sheet is a reduction in the valuation of inventories to reflect the expected net realizable value of excess Musicland inventory resulting from the combination of Best Buy and Musicland as well as the expected realization from products to be discontinued under the Company’s new business strategy. The adjustment to current liabilities includes an estimate for employee termination benefits expected to be paid as a result of the transaction. Other long-term liabilities were adjusted to eliminate the deferred credit related to the excess of historical rent expense over cash rents paid as well as an adjustment to increase the net pension liability to its expected termination value. Long-term debt assumed was recorded at its fair value. The increase in other current assets principally reflects the deferred tax attributes of the above adjustments.

(C)	Musicland’s financial position as of December 31, 2000.